Exhibit 3.1

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

HAMPTON ROADS BANKSHARES, INC.

ARTICLE I

NAME

The name of the Corporation is:

Hampton Roads Bankshares, Inc.

ARTICLE II

PURPOSE

The purpose for which the Corporation is organized is to act as a bank holding company and to transact any and all lawful business, not required to be specifically stated in the Articles of Incorporation, for which corporations may be incorporated under the Virginia Stock Corporation Act (the “VSCA”).

ARTICLE III

CAPITAL STOCK

(a)         The Corporation shall have the authority to issue 40,000,000 shares of Common Stock, par value $0.625 per share (the “Common Stock”), and 1,000,000 shares of Preferred Stock, no par value.

(b)          Except as otherwise provided herein, the Board of Directors, by adoption of Articles of Amendment, may determine the preferences, limitations and relative rights, to the extent permitted by the VSCA, of any class of shares of Preferred Stock before the issuance of any shares of that class, or of one or more series within a class before the issuance of any shares of that series. Each class or series shall be appropriately designated by a distinguishing designation prior to the issuance of any share thereof. The Preferred Stock of all series shall have the preferences, limitations and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those of shares of other series in the same class. Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on outstanding shares of Common Stock with respect to the same dividend period. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

(c)         Pursuant to the provisions of these Articles of Incorporation and applicable law, 23,266 shares of Preferred Stock, no par value, of the Corporation be and hereby are designated as “Series A Preferred Stock”, and the number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

(i)         Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Series A Preferred Stock”. The authorized number of shares of Series A Preferred Stock shall be 23,266.

(ii)       Ranking. The Series A Preferred Stock shall, with respect to dividend rights and with respect to rights upon liquidation, winding up or dissolution, rank (i) pari passu to the Series B Preferred Stock (as defined below), (ii) except to the extent otherwise provided in its description, pari passu with any other series of Preferred Stock and (iii) senior and prior in right to the Common Stock.

(iii)       Dividends. The holders of shares of Series A Preferred Stock are entitled to receive stated cash dividends from the Corporation at an annual rate of 8.75%, and no more, subject to declaration by the Board of Directors, at its sole discretion, from funds legally available for the payment of dividends. Dividends will be computed on the basis of a 360-day year of twelve 30-day months. Dividends on the Series A Preferred Stock will not be cumulative on a year-to-year basis. Dividends will be payable as they are declared by the Board of Directors at such time or times as it elects, and no holder of Series A Preferred Stock will have any right to receive any dividend unless and until that dividend has been declared by the Board of Directors. The stated annual dividend may be declared and paid in increments during each calendar year. In connection with each dividend payment, the Board of Directors may set a record date in advance of the payment date for the purpose of determining the holders of shares of Series A Preferred Stock who are entitled to receive that dividend.

No dividend shall be declared or paid during any calendar year on the Common Stock unless and until there shall have been paid in full to the holders of Series A Preferred Stock (or set apart for purposes of such payment), without preference or priority as between such shares or other series of Preferred Stock, not less than a pro rata portion of the stated annual dividend thereon for that calendar year, at the rate provided therefore, through the date on which the Corporation proposes to pay the cash dividend on the Common Stock. Shares of Series A Preferred Stock shall not participate in dividends paid with respect to any other class or series of the Corporation’s capital stock.

(iv)       Liquidation. In the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Corporate Event”), the holders of the Corporation’s Series A Preferred Stock, without preference or priority as between such shares or other series of Preferred Stock and on a pari passu basis with the Series B Preferred Stock, but prior to any distribution of assets to holders of the Common Stock, shall be entitled to receive from assets available for distribution to shareholders, for each such share held, a sum equal to $1,000.00 plus the amount of any dividend on such share which has been declared by the Board of Directors but has not yet been paid. Such distribution shall be considered full payment to the holders of Series A Preferred Stock, and such holders shall not participate with the holders of any other class or series of the Corporation’s capital stock in the distribution of any additional assets of the Corporation.

(v)        Voting. Shares of Series A Preferred Stock shall be non-voting shares, and holders of Series A Preferred Stock shall have no right to vote on matters submitted to a vote of the Corporation’s shareholders except to the extent such voting rights are required by applicable law.

(vi)       Redemption. After January 1, 2009, the Corporation shall have the right and option to redeem all or a portion of the outstanding shares of Series A Preferred Stock at the rate of $1,000.00 for each one whole share of Series A Preferred Stock. In the case of a redemption of less than all of the then outstanding shares of Series A Preferred Stock, the shares will be redeemed proportionately in such manner as its Board of Directors, at its sole discretion, considers reasonable and appropriate and, when made, the Board of Directors’ determination shall be final, conclusive and binding on all persons, including, without limitation, the Corporation and the holders of Series A Preferred Stock.

(d)         Pursuant to the provisions of these Articles of Incorporation and applicable law, 37,550 shares of Preferred Stock, no par value, of the Corporation be and hereby are designated as “Series B Non-Convertible Non-Cumulative Perpetual Preferred Stock”, and the number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

(i)         Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Series B Non-Convertible Non-Cumulative Perpetual Preferred Stock” (the “Series B Preferred Stock”). The authorized number of shares of Series B Preferred Stock shall be 37,550.

(ii)        Ranking. The Series B Preferred Stock shall, with respect to dividend rights and with respect to rights upon liquidation, winding up or dissolution, rank (i) pari passu to the Series A Preferred Stock, (ii) except to the extent otherwise provided in its description, pari passu with any other series of Preferred Stock and (iii) senior and prior in right to the Common Stock.

(iii)       Dividends. The holders of shares of Series B Preferred Stock are entitled to receive stated cash dividends from the Corporation at an annual rate of 12.0% and no more, subject to declaration by the Board of Directors, at its sole discretion, from funds legally available for the payment of dividends. Dividends will be computed on the basis of a 360-day year of twelve 30-day months. Dividends on the Series B Preferred Stock will not be cumulative. Dividends will be payable as they are declared by the Board of Directors at such time or times as it elects, and no holder of Series B Preferred Stock will have any right to receive any dividend unless and until that dividend has been declared by the Board of Directors. The stated annual dividend may be declared and paid in increments during each calendar year. In connection with each dividend payment, the Board of Directors may set a record date in advance of the payment date for the purpose of determining the holders of shares of Series B Preferred Stock who are entitled to receive that dividend.

No dividend shall be declared or paid during any calendar year on the Corporation’s Common Stock unless and until there shall have been paid in full to the holders of Series B Preferred Stock (or set apart for purposes of such payment), without preference or priority as between such shares or other series of Preferred Stock, not less than a pro rata portion of the stated annual dividend thereon for that calendar year, at the rate provided therefore, through the date on which the Corporation proposes to pay the cash dividend on the Common Stock. Shares of Series B Preferred Stock shall not participate in dividends paid with respect to any other class or series of the Corporation’s capital stock.

(iv)       Liquidation. In the event of a Corporate Event, the holders of the Corporation’s Series B Preferred Stock, without preference or priority as between such shares or other series of Preferred Stock and on a pari passu basis with the Series A Preferred Stock, but prior to any distribution of assets to holders of the Common Stock, shall be entitled to receive from assets available for distribution to shareholders, for each such share held, a sum equal to $1,000.00 plus the amount of any dividend on such share which has been declared by the Board of Directors but has not yet been paid. Such distribution shall be considered full payment to the holders of Series B Preferred Stock, and such holders shall not participate with the holders of any other class or series of the Corporation’s capital stock in the distribution of any additional assets of the Corporation.

(v)         Voting. Shares of Series B Preferred Stock shall be non-voting shares, and holders of Series B Preferred Stock shall have no right to vote on matters submitted to a vote of the Corporation’s shareholders except to the extent such voting rights are required by applicable law.

(vi)       Redemption. After October 1, 2009, the Corporation shall have the right and option to redeem all or a portion of the outstanding shares of Series B Preferred Stock at the rate of $1,000.00 for each whole share of Series B Preferred Stock, subject to the prior approval of the Board of Governors of the Federal Reserve System, if necessary. In the case of a redemption of less than all of the then outstanding shares of Series B Preferred Stock, the shares will be redeemed proportionately in such manner as its Board of Directors, at its sole discretion, considers reasonable and appropriate and, when made, the Board of Directors’ determination shall be final, conclusive and binding on all persons, including, without limitation, the Corporation and the holders of Series B Preferred Stock.

ARTICLE IV

REGISTERED OFFICE AND REGISTERED AGENT

The post office address of the registered office shall be 999 Waterside Drive, Suite 200, Norfolk, Virginia   23510 in the City of Norfolk. The registered agent shall be Douglas J. Glenn, who is a resident of Virginia and a director of the Company, and whose business address is the same as the address of the registered office.

ARTICLE V

NO PREEMPTIVE RIGHTS

Except as otherwise set forth in the terms, preferences and rights of any class of series of shares of Preferred Stock hereafter authorized and issued pursuant to Article III(b) of these Articles of Incorporation, no holder of any shares of any class of the Corporation shall have any preemptive of preferential right to purchase or subscribe to (i) any shares of any class of the Corporation whether now or hereafter authorized; (ii) any warrants, rights or options to purchase any shares; or (iii) any securities or obligations convertible into any such shares or into warrants, rights or options to purchase such shares.

ARTICLE VI

LIMIT ON LIABILITY AND INDEMNIFICATION

(a)         To the full extent that the VSCA, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors or officers, a director or officer of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages.

(b)          To the full extent permitted and in the manner prescribed by the VSCA and any other applicable law, the Corporation shall indemnify a director or officer of the Corporation who is or was a party to any proceeding by reason of the fact that he is or was such a director or officer or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

(c)          Reference herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators.

ARTICLE VII

BOARD OF DIRECTORS

(a)         Number of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors, subject to any requirement of action by the Corporation’s shareholders under the VSCA, these Articles of Incorporation or the Corporation’s Bylaws, as each may be amended from time to time. The Board of Directors shall consist of not less than eight (8) nor more than twenty-four (24) persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office.

(b)         Classified Board of Directors. The Board of Directors shall be divided into three classes, Class A, Class B and Class C, as nearly equal in number as possible. Directors of the first class (Class A) shall be elected to hold office for a term expiring at the 2002 annual meeting of shareholders, directors of the second class (Class B) shall be elected to hold office for a term expiring at the 2003 annual meeting of shareholders, and directors of the third class (Class C) shall be elected to hold office for a term expiring at the 2004 annual meeting of shareholders. Beginning with the 2002 annual meeting of shareholders, the successors to the class of directors whose terms shall then expire shall be identified as being of the same class as the directors they succeed and elected to hold office for a term expiring at the third succeeding annual meeting of the shareholders. When and if the number of directors is changed, any newly created directorships or any decrease in directorships shall be apportioned among the classes by the Board of Directors as to make all classes as nearly equal in number as possible.

(c)          Removal of Directors by Shareholders. Any director elected by the holders of the Corporation’s Common Stock may only be removed by shareholders for cause. For purposes of this Article VII(c), the term “cause” shall mean engaging in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including, without limitation, any claim of unlawful insider trading or manipulation of the market for any security.

ARTICLE VIII

Any amendment to the Corporation’s Articles of Incorporation, a plan of merger or exchange, a transaction involving the sale of all substantially all of the Corporation’s assets other than in the regular course of business and a plan of dissolution shall be approved by the vote of a majority of all votes entitled to be cast on such transaction by each voting group entitled to vote on the transaction at a meeting at which a quorum of the voting group is present, provided that the transaction has been approved and recommended by at least two-thirds (2/3) of the directors in office at the time of such approval and recommendation. If the transaction is not so approved and recommended, then the transaction shall be approved by the vote of more than two-thirds of all votes entitled to be cast on such transactions by each voting group entitled to vote on the transaction. However, nothing in this Article VIII shall require a vote of the shareholders to approve any action in circumstances where the Virginia Stock Corporation Act permits the Board of Directors to take action without a shareholder vote.